UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________________________________________________

Date of Report (Date of earliest event reported): January 25, 2011

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On January 12, 2011, the United States District Court for the District of Minnesota (the Court) accepted Guidant LLC (Guidant)'s plea agreement with the U.S. Department of Justice (DOJ) related to product advisories issued by Guidant in 2005. The plea agreement resolves the DOJ criminal investigation that began prior to Boston Scientific's 2006 acquisition of Guidant. In November 2009, Guidant agreed to plead to two misdemeanor charges related to the failure to include information in reports to the U.S. Food and Drug Administration, and Boston Scientific Corporation (the Company) agreed to pay $296 million on behalf of Guidant.

In accepting the plea agreement, the Court placed Guidant on probation for three years, during which time Guidant will, among other things, provide the probation office with certain reports on its operations. On a yearly basis the Court will review whether it should grant Guidant an early discharge from probation. In addition, the Company voluntarily committed to contribute a total of $15 million to its Close the Gap program and Science, Technology, Engineering and Math (STEM) education over the next three years.
In accordance with the plea agreement, the Company is required to pay the $296 million of fines and forfeitures within 10 business days of the Court's acceptance of the plea agreement.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2011	BOSTON SCIENTIFIC CORPORATION

	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel